                                                                  EXECUTION COPY

                             UNDERWRITING AGREEMENT

     US$1,300,000,000 Class A-1 Mortgage-Backed Floating Rate Notes Due 2035
    (euro)500,000,000 Class A-3 Mortgage-Backed Floating Rate Notes Due 2035

                        Perpetual Trustee Company Limited
                         MEDALLION TRUST SERIES 2004-1G




                             UNDERWRITING AGREEMENT
                             ----------------------

Citigroup Global Markets Inc.
390 Greenwich Street
New York, NY  10013

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY  10005

Nomura International plc
Nomura House
1st Martin's-le-Grand
London, EC2A 4NP
United Kingdom

Commonwealth Bank of Australia
Level 6
48 Martin Place
Sydney, NSW,  2000

Credit Suisse First Boston LLC
11 Madison Avenue
New York, NY  10010

                                                                  March 17, 2004



Ladies and Gentlemen:

     Perpetual Trustee Company Limited, ABN 42 000 001 007, a company incorporated in Australia and registered in New South Wales ("PERPETUAL"), acting in its capacity as trustee of the Medallion Trust Series 2004-1G (the "TRUST", and Perpetual in that capacity being the "ISSUER TRUSTEE"), acting at the direction of Securitisation Advisory Services Pty Limited, ABN 88 064 133 946, a company incorporated in Australia and registered in the Australian Capital Territory, as manager of the Trust (the "MANAGER"), proposes to sell to the several Underwriters listed in Schedule I to this Agreement (the "UNDERWRITERS"), US$1,300,000,000 aggregate principal amount of Class A-1 Mortgage-Backed Floating Rate Notes due 2035 (the "CLASS A-1


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NOTES") and (euro)500,000,000 aggregate principal amount of Class A-3
Mortgage-Backed Floating Rate Notes due 2035 (the "CLASS A-3 NOTES" and together with the Class A-1 Notes, the "OFFSHORE NOTES") issued by the Issuer Trustee. The Manager is a wholly-owned subsidiary of Commonwealth Bank of Australia, ABN 48 123 123 124, a company incorporated in Australia and registered in the Australian Capital Territory, Australia ("CBA").

     The Offshore Notes will be secured by the assets of the Trust in accordance with the Security Trust Deed. The assets of the Trust means all assets and property, real and personal, (including choses in action and other rights), tangible and intangible, present or future, held by the Issuer Trustee from time to time, as trustee of the Trust including, among other things: (i) rights specified in the Security Trust Deed and the Offshore Note Trust Deed in a pool of variable and fixed rate residential mortgage loans (the "MORTGAGE LOANS") (such rights, the "MORTGAGE LOAN RIGHTS" (as defined on the next page)) and certain moneys received under the Mortgage Loans after March 11, 2004 (the "CUTOFF DATE"), (ii) the benefits of all covenants, agreements, undertakings, representations, warranties and other choses in action in favor of the Issuer Trustee under the Transaction Documents (as defined in the Series Supplement),
(iii) the Collection Account and (iv) all other assets that comprise the Charged Property (as defined in the Security Trust Deed). The Mortgage Loans will be sold to the Issuer Trustee by CBA and Homepath Pty Limited ("HOMEPATH") (in such capacity, the "SELLERS") and will be serviced for the Issuer Trustee by CBA (in such capacity, the "SERVICER").

     The Trust was created pursuant to a master trust deed dated October 8, 1997, as amended from time to time (the "MASTER TRUST DEED") between the Manager and Perpetual and a series supplement dated March 10, 2004 (the "SERIES SUPPLEMENT"), between CBA (as Seller and Servicer), the Manager and the Issuer Trustee, which describes, among other things, the Trust and the underlying cash flow relating to the Offshore Notes. The Offshore Notes will be issued pursuant to an Offshore Note Trust Deed dated March 17, 2004 among the Issuer Trustee, the Manager and The Bank of New York, (the "OFFSHORE NOTE TRUSTEE").

     The Class A-1 Notes will be issued in an aggregate principal amount of US$1,300,000,000 which is equal to approximately 51.02% of the aggregate balance of the Mortgage Loans as of the Cutoff Date. The Class A-3 Notes will be issued in an aggregate principal amount of (euro)500,000,000 which is equal to approximately 24.09% oF the aggregate balance of the Mortgage Loans as of the Cutoff Date. The Class A-2 Notes and the Class B Notes will be equal to approximately 24.97% of the aggregate principal amount of the Mortgage Loans as of the Cutoff Date. The assets of the Trust will also secure under the Security Trust Deed, among other things, any Redraw Bonds (as defined in the Series Supplement) that may be issued after the date of this Agreement and the Issuer Trustee's obligations under the Liquidity Facility. The Class A-2 Notes, the Class B Notes and the Redraw Bonds are collectively referred to as the "A$ SECURITIES." The Offshore Notes and the A$ Securities are collectively referred to as the "NOTES."

     The Manager has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement (Reg. No. 333-75072), including a prospectus, relating to the Offshore Notes. The registration statement as amended at the time when it became effective, or, if any


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post-effective amendment has been filed with respect thereto, as amended by the most recent post-effective amendment at the time of its effectiveness, is referred to in this Agreement as the "Registration Statement", the form of base prospectus included in the Registration Statement as most recently filed with the Commission is referred to as the "BASE PROSPECTUS" and the form of the prospectus which includes the Base Prospectus and a prospectus supplement describing the Offshore Notes and the offering thereof (the "PROSPECTUS SUPPLEMENT") which prospectus is first filed on or after the date of this Agreement in accordance with Rule 424(b) is referred to in this Agreement as the "PROSPECTUS".

     When used in this Agreement, "BASIC DOCUMENTS" shall mean collectively: the Master Trust Deed (in so far as it applies to the Trust), the Series Supplement, the Notes, the Security Trust Deed, the Offshore Note Trust Deed, the Agency Agreement, the Dealer Agreement, the Liquidity Facility Agreement, the Standby Redraw Facility Agreement, the Currency Swap Agreements, the Interest Rate Swap Agreement, the Mortgage Insurance Policies, any other document which is agreed to by the Manager and the Issuer Trustee to be a Transaction Document in relation to the Trust under clause 1.6(a)(i) of the Series Supplement, the DTC Letter of Representations, any undertakings given to the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("CLEARSTREAM, LUXEMBOURG") in connection with the Book Entry Notes, and any other contract, agreement or instrument which is specified in the draft settlement agenda dated March 17, 2004 prepared by Clayton Utz in connection with the issuance and sale of the Notes. CBA and the Manager are each a "CBA PARTY" and collectively are referred to as the "CBA Parties". "EFFECTIVE DATE" shall mean the latest of the dates that the Registration Statement or the most recent post-effective amendment thereto became effective. "RULE 424" refers to such rule under the Securities Act. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Series Supplement.

     In this Agreement, a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity and reference to the assets, business, property or undertaking of the Issuer Trustee, unless otherwise stated, is a reference to the Issuer Trustee in that capacity only.

     Each of the CBA Parties and the Issuer Trustee hereby agrees with the Underwriters as follows:

     1. Purchase and Sale.

     (a) The Issuer Trustee, at the direction of the Manager, agrees to sell, and the Manager agrees to direct the Issuer Trustee to sell, the Offshore Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Issuer Trustee, the respective principal amounts of Offshore Notes set forth opposite such Underwriter's name in Schedule I hereto at a price equal to 100% of their principal amount.



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     (b) In connection with such purchase, CBA will pay in immediately available funds to the Underwriters the commissions payable under the letter agreement relating to fees and expenses between CBA and the Underwriters ("FEE LETTER").

     (c) The Underwriters agree to pay for any expenses incurred by the CBA Parties in connection with any "roadshow" presentation to potential investors.

     2. Offering. The CBA Parties and the Issuer Trustee understand that the Underwriters intend to make a public offering of their respective portions of the Offshore Notes upon the terms set forth in the Prospectus as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Nomura International plc (the "JOINT BOOK RUNNERS") is advisable.

     3. Delivery and Payment. Payment for the Offshore Notes shall be made by wire transfer in immediately available funds to the account specified by the Issuer Trustee to the Underwriters no later than 12:00 noon, New York City time on March 25, 2004, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Joint Book Runners and the Manager may agree upon in writing. The time and date of such payment are referred to herein as the "CLOSING DATE". As used herein, the term "BUSINESS DAY" means any day other than a day on which banks are permitted or required to be closed in New York City, Sydney and London.

     Payment for the Class A-1 Notes shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of one or more fully registered global book-entry notes (the "US BOOK-ENTRY NOTES") representing US1,300,000,000 in aggregate Principal Amount of Class A-1 Notes, with any transfer taxes payable in connection with the transfer to the Underwriters of the Class A-1 Notes duly paid by the Issuer Trustee. Payment for the Class A-3 Notes shall be made against delivery to Euroclear or Clearstream, Luxembourg to the respective accounts of the several Underwriters of one or more fully registered global book-entry notes (the "EURO BOOK-ENTRY NOTES" and together with the US Book-Entry Notes, the "BOOK-ENTRY NOTES") representing (euro)500,000,000 in aggregate Principal Amount of Class A-3 Notes, with any transfer taXES payable in connection with the transfer to the Underwriters of the Class A-3 Notes duly paid by the Issuer Trustee. The Book-Entry Notes will be made available for inspection by the Underwriters at the offices of Mayer Brown, Rowe & Maw LLP at 1675 Broadway, New York, New York 10019 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date. Interests in any Book-Entry Notes will be held only in Book-Entry form through DTC, Euroclear or Clearstream, Luxembourg, as the case may be, except in limited circumstances described in the Prospectus.

     4. Representations and Warranties.

     I. Representations and Warranties of the Issuer Trustee.

     The Issuer Trustee represents and warrants to each Underwriter and the CBA Parties as of the date of this Agreement and as of the Closing Date, and agrees with each Underwriter and the CBA Parties, that:



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     (a) since the respective dates as of which information is provided in the
Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, business, prospects, management, or results of operations, condition (financial or otherwise) of Perpetual or the Trust except as disclosed in the Prospectus which is material in the context of performing the Issuer Trustee's obligations and duties under the Notes and each Basic Document to which it is or is to be party;

     (b) Perpetual has been duly incorporated and is validly existing as a corporation under the laws of Australia, with power and authority (corporate and other) to conduct its business as described in the Prospectus, and to enter into and perform the Issuer Trustee's obligations under this Agreement and the Basic Documents and Perpetual has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents;

     (c) Perpetual has duly authorized, executed and delivered this Agreement;

     (d) the Notes have been duly authorized by Perpetual, and, when the Offshore Notes have been issued (and duly authenticated by the Offshore Note Trustee), delivered and paid for pursuant to this Agreement, they will constitute valid and binding obligations of the Issuer Trustee entitled to the benefits of the Offshore Note Trust Deed and the Security Trust Deed, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

     (e) the execution, delivery and performance by Perpetual of each of the Basic Documents to which it either is, or is to be, a party and this Agreement has been duly authorized by Perpetual and, when executed and delivered by it and the other parties thereto, each of the Basic Documents will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

     (f) Perpetual is not, nor with the giving of notice or lapse of time or both will be, in violation of or in default under: (i) its constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either it is a party or by which it or any of its properties is bound, except in the case of (ii), for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents; the issue and sale of the Notes and the performance by the Issuer Trustee of all of the provisions of the Issuer Trustee's obligations under the Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (I) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is


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

bound or to which any of its property or assets is subject, (II) result in any violation of the provisions of its constitution or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it, or any of its properties; or (III) result in the creation or imposition of any lien or encumbrance upon any of its property pursuant to the terms of any indenture, mortgage, contract or other instrument other than pursuant to the Basic Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuer Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the latter, including such applicable rules and regulations, the "TRUST INDENTURE ACT") and as may be required under state securities or "Blue Sky" Laws in connection with the purchase and distribution of the Offshore Notes by the Underwriters;

     (g) other than as set forth in or contemplated by the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or the Trust or to which it is or may be a party or to which it is or may be the subject: (i) asserting the invalidity of this Agreement or of any of the Basic Documents,
(ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents by the Issuer Trustee, (iii) that may adversely affect the U.S. federal or Australian federal or state income, excise, franchise or similar tax attributes of the Offshore Notes, (iv) that could materially and adversely affect the Issuer Trustee's performance of its obligations under, or the validity or enforceability against the Issuer Trustee of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of any of the Offshore Notes or the marketability of the Offshore Notes; and there are no statutes, regulations, contracts or other documents to which it is party or bound that are required to be filed as an exhibit to the Registration Statement or laws, contracts or other documents required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

     (h) the representations and warranties of the Issuer Trustee contained in the Basic Documents are true and correct in all material respects;

     (i) it has not done or omitted to do anything that might reduce, limit or otherwise adversely affect the right of the Issuer Trustee to be indemnified from the assets of the Trust under Clause 16 of the Master Trust Deed;

     (j) Perpetual has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all its assets;

     (k) no stamp or other duty is assessable or payable in, and subject only to compliance with Section 128F of the Income Tax Assessment Act 1936 (the "AUSTRALIAN TAX


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ACT") in relation to interest payments under the Offshore Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature will be imposed or made for or on account of any income, registration transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with (i) the authorization, execution or delivery of any of the Basic Documents to which it is or is to be a party or with the authorization, execution, issue, sale or delivery of the Offshore Notes under this Agreement, (ii) the sale and delivery of the Offshore Notes by the Underwriters contemplated in this Agreement and the Prospectus or (iii) the execution, delivery or performance by the Issuer Trustee of any of the Basic Documents to which it is or is to be a party or the Offshore Notes; except, in the case of sub clause (iii), for any of the Basic Documents on which nominal stamp duty is payable or any other document executed in connection with the perfection of the Issuer's Trustee's legal title to the Mortgage Loans on which stamp duties or registration fees may be payable;

     (l) the Offshore Notes and the obligations of the Issuer Trustee under the Offshore Note Trust Deed will be secured (pursuant to the Security Trust Deed) by a first floating charge over the assets of the Trust, subject to the Prior Interest (as defined in the Security Trust Deed); and

     (m) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice or direction and/or the passage of time and/or fulfillment of any other requirement) oblige it to retire as Issuer Trustee or constitute grounds for its removal as Issuer Trustee under any Basic Document or constitute an Event of Default (as defined in the Security Trust Deed).

     II. Representations and Warranties of the CBA Parties.

     Each CBA Party severally represents and warrants to each Underwriter and the Issuer Trustee as of the date of this Agreement and as of the Closing Date that:

     (a) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting (x) the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the CBA Parties taken as a whole or (y) the general affairs, business, prospects, condition (financial or otherwise) of the Trust otherwise than as set forth or contemplated in the Prospectus;

     (b) it has been duly incorporated and is validly existing as a corporation under the laws of Australia, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Basic Documents, and, in each case, has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good


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standing would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents;

     (c) this Agreement has been duly authorized, executed and delivered by it;

     (d) each of the Basic Documents to which it is or is to be a party and this Agreement has been duly authorized by it, upon filing the Offshore Note Trust Deed with the Commission the Offshore Note Trust Deed will have been duly qualified under the Trust Indenture Act and each of the Basic Documents, when executed and delivered by each CBA Party that is a party to it and the other parties thereto, will constitute a legal, valid and binding obligation of such CBA party, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles; and, in the case of the Manager only, the Offshore Notes and the Basic Documents each will conform to the descriptions thereof in the Prospectus;

     (e) it is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under, its constitution or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents; the issue and sale of the Notes and the performance by it of all or any obligations it has under the Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (ii) result in any violation of the provisions of the constitution of a CBA Party or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over a CBA Party, or any of its properties or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract, or other instrument other than pursuant to the Basic Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Offshore Notes or the consummation by it of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky Laws of the United States in connection with the purchase and distribution of the Offshore Notes by the Underwriters and the registration of the Charge with the ASIC on the Closing Date;

     (f) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or its properties, the Trust or the Trust's properties, or to which it or the Trust is or may be a party or to which it, the Trust or any property of it or the Trust is or may be the subject, (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the


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

transactions contemplated by this Agreement or any of the Basic Documents, (iii) that may adversely affect the U.S. federal or Australian federal or state income, excise, franchise, stamp duty or similar tax attributes of the Offshore Notes, (iv) that could materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Offshore Notes or the marketability of the Offshore Notes; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

     (g) its representations and warranties contained in the Basic Documents are true and correct in all material respects;

     (h) it owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Australian and United States federal, state, local and other governmental authorities (including United States regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Basic Documents, and it has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization; and it is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents;

     (i) it has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets (other than enforcement action taken by CBA over its assets);

     (j) no stamp or other duty is assessable or payable in, and subject only to compliance with Section 128F of the Australian Tax Act in relation to payments under the Offshore Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-divisions of or authority therein or thereof having power to tax in such jurisdiction, in connection with
(i) the authorization, execution or delivery of the Basic Documents to which it is, or is to be, a party or with the authorization, execution, issue, sale or delivery of the Offshore Notes and (ii) the execution, delivery or performance by each CBA Party of the Basic Documents to which it is or is to be a party or the Offshore Notes; except, in the case of sub clause (ii), for any of the Basic Documents on which nominal stamp duty is payable or any other document executed in connection with the perfection of the Issuer's Trustee's legal title to the Mortgage Loans on which stamp duties or registration fees may be payable;



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

     (k) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute a Manager Default (as defined in the Master Trust Deed) or a Servicer Default (as defined in the Series Supplement); and

     (l) with respect to the A$ Securities: (A) none of the CBA Parties, any "affiliate" (as defined in Rule 144(a)(1), each an "AFFILIATE") of a CBA Party or any person acting on behalf of a CBA Party or an Affiliate of a CBA Party has engaged or will engage in any "directed selling efforts" (within the meaning of Regulation S), (B) each of the CBA Parties, each Affiliate of a CBA Party and any person acting on behalf of a CBA Party or an Affiliate of a CBA Party has offered and sold, and will offer and sell, the A$ Securities only in "offshore transactions" (within the meaning of Regulation S) in compliance with Regulation S and (C) each of the CBA Parties, each Affiliate of a CBA Party and any person acting on behalf of a CBA Party or an Affiliate of a CBA Party has complied and will comply with the offering restrictions requirement of Regulation S.

     III. Representations and Warranties of the Manager.

     The Manager represents and warrants to each Underwriter and the Issuer Trustee as of the date of this Agreement and as of the Closing Date, that:

     (a) the Registration Statement has been declared effective by the Commission under the Securities Act; the conditions to the use by the Manager of a Registration Statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Manager, threatened by the Commission; and (i) on the Effective Date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Securities Act, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein not misleading and (ii) at the time of filing of the Prospectus pursuant to Rule 424(b) and on the Closing Date the Prospectus and the Registration Statement will conform in all material respects to the requirements of the Securities Act, and such document will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to any CBA Party in writing by such Underwriter expressly for use therein;

     (b) the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder

(collectively, the "EXCHANGE ACT") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date of the Prospectus and at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, no representation or warranty is made as to documents deemed to be incorporated by reference in the Registration Statement as the result of filing any Current Report on Form 8-K at the request of the Underwriters except to the extent such documents accurately reflect or are accurately based upon information furnished by or on behalf of the CBA Parties to the Underwriters for the purpose of preparing such documents;

     (c) Ernst & Young LLP are independent public accountants with respect to CBA and the Manager within the meaning of the Securities Act;

     (d) to the knowledge of the Manager, no event has occurred that would entitle the Manager to direct the Issuer Trustee to retire as trustee of the Trust under clause 19.2 of the Master Trust Deed; and

     (e) the Trust is not and (i) upon the issuance and sale of the Notes as contemplated in this Agreement, (ii) the application of the net proceeds therefrom as described in the Prospectus, (iii) the performance by the parties to the Basic Documents of their respective obligations under the Basic Documents, and (iv) the consummation of the transactions contemplated by the Basic Documents, the Trust will not be required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     5. Covenants and Agreements.

     I. Covenants and Agreements of the Issuer Trustee.

     The Issuer Trustee covenants and agrees with each of the several Underwriters and each of the CBA Parties as follows:

     (a) to use the net proceeds received by the Issuer Trustee from the sale of the Offshore Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

     (b) to notify the Underwriters and the CBA Parties promptly after it becomes actually aware of any matter which would make any of its representations and warranties in this Agreement untrue if given at any time prior to payment being made to the Issuer Trustee on the Closing Date and take such steps as may be reasonably requested by the Underwriters to remedy the same;

     (c) to pay any stamp duty or other issue, transaction, value added, goods and services or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the Basic Documents or in connection with the issue and distribution of the Offshore Notes or the enforcement or delivery of this Agreement;

     (d) to use all reasonable endeavors to procure satisfaction on or before the Closing Date of the conditions referred to in Section 6 below which relate to the Issuer Trustee and, in particular (i) the Issuer Trustee shall execute those of the Basic Documents not executed on the date hereof on or before the Closing Date, and (ii) the Issuer Trustee will assist the Underwriters to make arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Offshore Notes and related matters;

     (e) to provide reasonable assistance to the CBA Parties to procure that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers;

     (f) to perform all of its obligations under each of the Basic Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the Closing Date;

     (g) not to take, or cause to be taken, any action or knowingly permit any action to be taken which it knows or has reason to believe would result in the Offshore Notes not being assigned the ratings referred to in Section 6(q) below;

     (h) not, prior to or on the Closing Date, amend the terms of any Basic Document nor execute any of the Basic Documents other than in the agreed form without the consent of the Underwriters;

     (i) in connection with the initial distribution of the Class A-2 Notes and the Class B Notes, it and each person acting on its behalf (other than the CBA Parties, each Affiliate of a CBA Party and the Managers (as defined in the Dealer Agreement)) has not and will not offer for issue, or invite applications for the issue of, the Class A-2 Notes or the Class B Notes or offer the Class A-2 Notes or the Class B Notes for sale or invite offers to purchase the Class A-2 Notes or the Class B Notes to a person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the Class A-2 Notes or the Class B Notes (as the case may be) (after disregarding any amount lent by any of the CBA Parties or any associate (as determined under sections 10 to 17 of the Corporations Act) of any CBA Party) on acceptance of the offer by that person is at least A$500,000 (calculated in accordance with both Section 708(a) of the Corporations Act and Regulations 7.1.18 of the Corporations Regulations 2001 (Cth)) or the offer or invitation does not otherwise require disclosure to investors in accordance with Part 6D.2 of the Corporations Act and is not made to a person who is a "retail client" within the meaning of section 761 G of the Corporations Act.

     II. Covenants and Agreements of the CBA Parties.

     The CBA Parties severally covenant and agree with each of the several Underwriters and the Issuer Trustee as follows:

     (a) in the case of the Manager only, to cause the Prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Underwriters may reasonably request;

     (b) in the case of the Manager only, to deliver, at the expense of the Manager, to the Underwriters, five signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and, during the period mentioned in paragraph (f) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Underwriters may reasonably request. The Manager will furnish or cause to be furnished to the Underwriters copies of all reports required by Rule 463 under the Act;

     (c) in the case of the Manager only, before filing any amendment or supplement to the Registration Statement or the Prospectus, to furnish to the Underwriters a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Underwriters reasonably objects;

     (d) in the case of the Manager only, to advise the Underwriters promptly, and to confirm such advice in writing, (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish to the Underwriters with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose, and (vi) of the occurrence of any event, within the period referenced in paragraph (f) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of the Prospectus, or of any order suspending the qualification of the Offshore Notes, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

     (e) to advise the Underwriters promptly, and to confirm such advice in writing of the receipt by a CBA Party of any notification with respect to any suspension of the qualification of the Offshore Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

     (f) in the case of the Manager only, if, during such period of time after the first date of the public offering of the Offshore Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Offshore Notes is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the CBA Parties, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to CBA) to which Offshore Notes may have been sold by the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

     (g) in the case of the Manager only, to endeavor to qualify the Offshore Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Offshore Notes; provided that the Manager shall not be required to file a general consent to service of process in any jurisdiction;

     (h) in the case of the Manager only, to make generally available to the holders of the Offshore Notes and to the Underwriters as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

     (i) in the case of the Manager only, so long as the Offshore Notes are outstanding, to furnish to the Underwriters (i) copies of each certificate, the annual statement of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Issuer Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Issuer Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) on each Determination Date or as soon thereafter as practicable, notice by telex or facsimile to the Underwriters of the Pool Factor (as such term is defined in the Series Supplement) as of the related Record Date, (iv) copies of all reports or other communications (financial or other) furnished to holders of the Offshore Notes, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange, and (v) from time to time such other information concerning the Trust or the CBA Parties as the Underwriters may reasonably request;

     (j) to the extent, if any, that the ratings provided with respect to the Offshore Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by a CBA Party or the Issuer Trustee, the relevant CBA Party shall use its best efforts to furnish such documents and take any other such action or, in the case of the Issuer Trustee, it will use its best efforts to procure the Issuer Trustee to do so;

     (k) not to take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Offshore Notes not being assigned the rating referred to in
Section 6(q) below;

     (l) in the case of the Manager only, to assist the Underwriters in making arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Book-Entry Notes and related matters;

     (m) in the case of the Manager only, if required, to register the Offshore Notes pursuant to the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable as such requirement comes into effect but no later than when such registration may become required by law;

     (n) in the case of CBA only, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay, or cause to be paid, all fees costs and expenses incident to the performance of the CBA Parties' obligations under this Agreement, including, without limiting the generality of the foregoing, all fees, costs and expenses: (i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any fees, costs and expenses of the Offshore Note Trustee or any transfer agent, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Offshore Notes under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements with respect thereto), (iv) in connection with the listing of the Notes on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Basic Documents, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as provided in this Agreement, (vii) the CBA Parties' counsel and accountants and the Underwriters' counsel fees and disbursement that are chargeable to CBA, and (viii) payable to rating agencies in connection with the rating of the Notes. However, the Underwriters shall be responsible for any expenses incurred by the CBA Parties in connection with any "roadshow" presentation to potential investors;

     (o) to indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offshore Notes in accordance with this Agreement and on the execution and delivery of this Agreement and any value added tax or goods and services tax payable in connection with any concessions, commissions and other amounts payable or allowable by the Issuer Trustee; to make all payments to be made by the CBA Parties or the Issuer Trustee under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the relevant CBA Party is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the relevant CBA Party shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amount that would have been received if no withholding or deduction had been made;

     (p) in connection with the initial distribution of the Class A-2 Notes and the Class B Notes, it and each person acting on behalf of the CBA Parties, each of whom has agreed and covenanted with the Issuer Trustee and the Manager, with appropriate changes, as follows) has not and will not offer for issue, or invite applications for the issue of, the Class A-2 Notes and the Class B Notes or offer the Class A-2 Notes and the Class B Notes for sale or invite offers to purchase the Class A-2 Notes and the Class B Notes to a person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the Class A-2 Notes and the Class B Notes (as the case may be) (after disregarding any amount lent by any of the CBA Parties or any associate (as determined under sections 10 to 17 of the Corporations Act) of any CBA Party) on acceptance of the offer by that person is at least A$500,000 (calculated in accordance with both section 708(a) of the Corporations Act and Regulation
7.1.18 of the Corporations Regulations 2001 (Cth)) or the offer or invitation does not otherwise require disclosure to investors in accordance with Part 6D.2 of the Corporations Act and is not made to a person who is a "retail client" within the meaning of section 761 G of the Corporations Act; and

     (q) to procure that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers.

     III. Selling Restrictions.

     (a) No prospectus in relation to the Offshore Notes has been lodged with, or registered by, the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Accordingly, each of the Underwriters, severally and not jointly, represents and agrees that it has not offered and will not offer for issue and has not invited and will not invite applications for the issue of the Offshore Notes or offer the Offshore Notes for sale or invite offers to purchase the Offshore Notes to a person, where the offer or invitation is received by that person in Australia.

     (b) Each Underwriter, severally and not jointly, agrees with the Issuer Trustee that, within 30 days of the date of this Agreement, it will have offered the Offshore Notes for sale, or invited or induced offers to buy the Offshore Notes, in each case by:

          (i) making the Prospectus available for inspection on a Bloomberg source and inviting potential investors to access the Prospectus available on that Bloomberg source; or

          (ii) making hard copies of the Prospectus for the Offshore Notes available for collection from that Underwriter in at least its principal office in New York City or London and, in the case of purchasers in the United States, by sending or giving copies of the Prospectus to those purchasers.

     (c) Each Underwriter agrees that it will not sell Offshore Notes to, or invite or induce offers for the Offshore Notes from:

          (i) any associate of the Issuer Trustee or a CBA Party specified in
          Schedule II or Schedule III; or

          (ii) any other associate from time to time specified in writing to the Underwriter by the Issuer Trustee or a CBA Party.

     (d) Each Underwriter, severally and not jointly, agrees to:

          (i) provide written advice to the Issuer Trustee and the Manager within 40 days of the issue of the Offshore Notes specifying that it has complied with section 5(III)(b); and

          (ii) cooperate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer Trustee to demonstrate that the public offer test under section 128F of the Australian Tax Act has been satisfied in respect of the Offshore Notes, provided that no Underwriter shall be obliged to disclose:

          (x) the identity of the purchaser of any Offshore Note or any information from which such identity might be capable of being ascertained; or

          (y) any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive.

     (e) Each Underwriter (severally and not jointly) agrees that:

          (i) it has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Offshore Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

          (ii) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Offshore Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust;

          (iii) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offshore Notes in, from or otherwise involving the United Kingdom; and

          (iv) that the sale of the Offshore Notes, by each Underwriter, does not, and will not, form part of any public offer of such Offshore Notes in Spain, and each sale of Offshore Notes will be an individual transaction and has been or will be negotiated and/or agreed with the relevant Underwriters in respect of the Offshore Notes. Each Underwriter (severally and not jointly) agrees that it has not provided any investor in respect of the Offshore Notes any advertising or marketing material from the relevant Underwriter regarding the Offshore Notes other than the Prospectus. Each Underwriter (severally and not jointly) agrees that it will not directly or indirectly sell, transfer or deliver the Offshore Notes in any manner, at any time to anyone in Spain who is not an institutional investor (defined under Spanish law as pension funds, collective investment schemes, insurance companies, banks, saving banks and securities companies).

     (f) Each Underwriter, severally and not jointly, acknowledges that no action has been taken to permit a public offering of the Offshore Notes in any jurisdiction outside the United States where action would be required for that purpose. Each Underwriter will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offer, sells or delivers Offshore Notes or has in its possession or distributes the Prospectus or any other offering material in all cases at its own expense.

     IV. Manager Direction to Issuer Trustee.

     The Manager hereby directs the Issuer Trustee to do each of the things (or, as the case may be, not to do the things) specified in Section 5(I) and the Issuer Trustee acknowledges and accepts that direction.

     V. Covenants and Agreements of the Underwriters.

     (a) Each Underwriter represents and warrants to and agrees with the Issuer Trustee and the CBA Parties that as of the date of this Agreement and as of the Closing Date, such Underwriter has complied with all of its obligations under this Agreement, including, without limitation, this Section 5(V), and, with respect to all Computational Materials and ABS Term Sheets provided by such Underwriter to the Manager pursuant to this Section 5(V), if any, such Computational Materials and ABS Term Sheets are accurate in all material respects (taking into account the assumptions explicitly set forth in the Computational Materials or ABS Term Sheets), except to the extent of any errors that are caused by errors in the Pool Information, and include all assumptions material to their preparation. The Computational Materials and ABS Term Sheets, if any, provided by such Underwriter to the Manager constitute a complete set of all Computational Materials and ABS Term Sheets delivered by such Underwriter to prospective investors that are required to be filed with the Commission.

     (b) Each Underwriter may prepare and provide to prospective investors Computational Materials and ABS Term Sheets in connection with its offering of the Offshore Notes, subject to the following conditions to be satisfied by such
Underwriter:

          (i) in connection with the use of Computational Materials, such Underwriter shall comply with all applicable requirements of the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the

          "KIDDER/PSA LETTER"), as well as the PSA Letter referred to below. In connection with the use of ABS Term Sheets, such Underwriter shall comply with all applicable requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA LETTER" and, together with the Kidder/PSA Letter, the "NO-ACTION LETTERS");

          (ii) "COMPUTATIONAL MATERIALS" has the meaning given in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of any Underwriter. "ABS TERM SHEETS" and "COLLATERAL TERM SHEETS" have the meanings given in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of any Underwriter;

          (iii) (A) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page including the following statement:

          "THE INFORMATION HEREIN HAS BEEN PROVIDED SOLELY BY [NAME OF [APPLICABLE] UNDERWRITER]. NEITHER THE ISSUER OF THE NOTES NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION HEREIN. THE INFORMATION HEREIN IS PRELIMINARY AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION."

               (B) In the case of Collateral Term Sheets, such legend shall also include the following statement:

          "THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE POOL OF HOUSING LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE NOTES AND SUPERSEDES ALL INFORMATION CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO THE POOL OF HOUSING LOANS PREVIOUSLY PROVIDED BY [NAME OF [APPLICABLE] UNDERWRITER]."

          Upon reasonable notice and in consultation with the [_________], the Manager shall have the right to require additional specific legends or notations to appear on any Computational Materials or

          ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, subsections
          (b)(iii)(A) and (b)(iii)(B) will be satisfied if all Computational Materials and ABS Term Sheets bear a legend in a form previously approved in writing by the Manager;

          (iv) Such Underwriter shall provide the Manager with representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Manager for use by the Underwriters. Such Underwriter shall provide to the Manager, for filing on Form 8-K as provided in
          Section 5(II)(p), copies (in such format as reasonably required by the Manager) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. Such Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term Sheets described in this subsection (b) must be provided to the Manager not later than 10:00 a.m. New York time one Business Day before filing thereof is required pursuant to the terms of this Agreement. Such Underwriter agrees that it will not provide to any investor or prospective investor in the Notes any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Manager pursuant to this subsection (b) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Manager in accordance with this subsection (b) for filing pursuant to subsection (b) (vi)) unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor;

          (v) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets delivered by such Underwriter that are required to be filed were based on assumptions with respect to the pool of mortgages to be securitized that differ from the final information in relation to the pool of mortgages to be securitized in any material respect or on note structuring terms that were revised in any material respect prior to the printing of the Prospectus, such Underwriter shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final information with respect to the securitized pool of housing loans and final structuring assumptions, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to such Underwriter they would purchase all or any portion of the Offshore Notes, and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Manager pursuant to subsection (iv) above;

          (vi) The Manager shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission, provided that, at the request of the applicable Underwriter, the Manager will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated _________" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "material previously dated _____________, as corrected." In the event that within the period during which the Prospectus relating to the Offshore Notes is required to be delivered under the Act, any Computational Materials or ABS Term Sheets delivered by an Underwriter are determined, in the reasonable judgment of the Manager or such Underwriter, to contain a material error or omission, such Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials and ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Offshore Notes, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials and ABS Term Sheets (marked, "as corrected") to the Manager for filing with the Commission in a subsequent Form 8-K submission (subject to the Manager's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets);

          (vii) If an Underwriter does not provide any Computational Materials or ABS Term Sheets to the Manager pursuant to this subsection (b), such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Offshore Notes that is required to be filed with the Commission in accordance with the No-Action Letters;

          (viii) In the event of any delay in the delivery by such Underwriter to the Manager of all Computational Materials and ABS Term Sheets required to be delivered in accordance with this subsection (b), or in the delivery of the accountant's comfort letter in respect thereof pursuant to subsection (b) (vi) above the Manager shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions, in each case as necessary in order to allow the Manager to comply with its agreement set forth in subsection

          5(II)(p) to file the Computational Materials and ABS Term Sheets by the time specified therein;

          (ix) Each Underwriter represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the No-Action Letters with respect to the generation and use of Computational Materials and ABS Term Sheets in connection with the offering of the Offshore Notes.

     Each Underwriter represents and warrants that, if and to the extent it provided any prospective investors with any Computational Materials or ABS Terms Sheets prior to the date hereof in connection with the offering of the Offshore Notes, all of the conditions set forth in clauses (i) through (viii) above have been or, to the extent the relevant condition requires action to be taken after the date hereof, will be, satisfied with respect thereto.

     6. Conditions to the Obligations of the Underwriters. The several obligations of the Underwriters hereunder are subject to the performance by the Issuer Trustee and the CBA Parties of their obligations hereunder and to the following additional conditions:

     (a) the Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus used to confirm sales of the Notes shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5II(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Underwriters;

     (b) the representations and warranties of the Issuer Trustee and the CBA Parties contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the representations and warranties of the Issuer Trustee and CBA Parties in the Basic Documents will be true and correct on the Closing Date; and the Issuer Trustee and the CBA Parties shall have complied with all agreements and all conditions on the part of each to be performed or satisfied hereunder and under the Basic Documents at or prior to the Closing Date;

     (c) all actions required to be taken and all filings required to be made by the Manager or the Issuer Trustee under the Securities Act prior to the Closing Date for the Notes shall have been duly taken or made;

     (d) subsequent to the execution and delivery of this Agreement and prior to the Closing Date: (x) there shall not have occurred any downgrading in any rating accorded any securities of, or guaranteed by, CBA by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act) to: (i) "A2" or worse in the case of the rating accorded by Moody's Investors Service, Inc., (ii) "A" or worse in the case of a rating accorded by Standard & Poor's Ratings Group or (iii) the equivalent of "A2" or "A" or worse in the case of the rating accorded by any other "nationally recognized statistical rating organization" nor (y) shall any notice have been given of any intended or potential downgrading as is referred to in subclause (x) of this paragraph (d);

     (e) since the date of this Agreement, there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Issuer Trustee or any of the CBA Parties, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Joint Book Runners makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offshore Notes on the Closing Date on the terms and in the manner contemplated in the Prospectus;

     (f) the Underwriters shall have received on and as of the Closing Date a certificate of an Authorized Officer of the Issuer Trustee and each CBA Party, with specific knowledge about the party's financial matters, satisfactory to the Underwriters to the effect set forth in subsections (a) through (e) of this Section;

     (g) the Underwriters shall have received letters, of (i) Ernst & Young LLP, one dated the date of the preliminary prospectus and one dated the date of the final prospectus, in form and substance satisfactory to counsel of the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable Rules and Regulations and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the Prospectus (and any amendments and supplements thereto), agrees with the accounting records of CBA, excluding any questions of legal interpretation; and of (ii) PriceWaterhouse Coopers, dated the date of delivery thereof, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, stating in effect that they have performed certain specified procedures with respect to the Mortgage Loans;

     (h) Sidley Austin Brown & Wood LLP, special United States counsel to the Underwriters, shall have furnished to the Underwriters their written opinion, dated the Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (i) Mayer Brown, Rowe & Maw LLP, United States counsel for the CBA Parties, shall have furnished to the Underwriters their written opinions, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (j) Mayer Brown, Rowe & Maw LLP, United States federal income tax counsel for the CBA Parties shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (k) Clayton Utz, Australian counsel for the CBA Parties, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (l) Clayton Utz, Australian tax counsel for the CBA Parties, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such Australian tax counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (m) Mallesons Stephen Jaques, Australian counsel for the Issuer Trustee and the Security Trustee, shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (n) Emmet Marvin & Martin, LLP, counsel for the Offshore Note Trustee shall have furnished to the Underwriters their written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (o) the Chief Solicitor and General Counsel of CBA shall have furnished to the Underwriters his written opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (p) Counsel to the Interest Rate Swap Provider and Currency Swap Provider shall have furnished to the Underwriters their written opinion dated the Closing Date, in form and substance satisfactory to the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (q) the Underwriters shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described in this Agreement which opinion is not otherwise described in this Agreement allowing the Underwriters to rely on such opinion as if it were addressed to the Underwriters;

     (r) the Underwriters shall have received copies of letters from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's (Australia) Pty. Ltd. ("S&P" and together with Moody's, the "Rating Agencies") stating that the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have each been rated "AAA" by S&P and "Aaa" by Moody's;

     (s) the Underwriters shall have received evidence satisfactory to it and its counsel that on or prior to the Closing Date the Class A-2 Notes and the Class B Notes have been duly authorized, executed, authenticated, issued and delivered pursuant to the Basic Documents;

     (t) The execution and delivery by all parties thereto of the Basic Documents on or prior to the Closing Date; and

     (u) on or prior to the Closing Date the Issuer Trustee and the CBA Parties shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably request.

     7. Indemnification and Contribution.

     (a) Each of the CBA Parties agrees jointly and severally to indemnify and hold harmless each Underwriter, each affiliate of an Underwriter that assists such Underwriter in the distribution of the Offshore Notes and each person, if any, that controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the CBA Parties shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

except:

          (i) insofar as any such losses, claims, damages, liabilities, legal fees and other expenses are caused by any untrue statement or omission or alleged untrue statement or omission made (A) in reliance upon and in conformity with information relating to any Underwriter furnished to a CBA Party in writing by such Underwriter expressly for use therein or (B) in the Prepayment and Yield Information (as defined in the next paragraph); or

          (ii) that such indemnity with respect to the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any such loss, claim, damage or liability, purchased the Offshore Notes which are the subject hereof, if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Offshore Notes to such person, and where such delivery is required by the Securities Act and the alleged untrue statement contained in, or omission of a material fact from the Prospectus was corrected in the Prospectus as amended or supplemented and such Prospectus, as amended or supplemented, was delivered to the Underwriters reasonably prior to such confirmation; or

          (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to any information included in Computational Materials or ABS Term Sheets, if any, that have been superseded by revised Computational Materials or ABS Terms Sheets if such Underwriter (A) has not complied with its obligation to circulate revised Computational Materials and ABS Terms Sheets in accordance with Section 5(V) or (B) has not delivered them to the Manager no later than one (1) Business Day after delivery to investors (in the case of (B), to the extent such loss, claim, damage or liability is attributable to the failure to deliver) provided that the CBA Parties shall indemnify each Underwriter to the extent any misstatement or omission is contained in the Pool Information;

     For the purposes of this Agreement, the term "PREPAYMENT AND YIELD INFORMATION" means that portion of the information in the Prospectus (or the Prospectus as amended or supplemented) set forth under the sub-heading "Prepayment and Yield Considerations - Weighted Average Lives", including the table entitled "Percent of Initial Principal Outstanding at the Following Percentages of Constant Prepayment Rate", that is not Pool Information; provided, however, that information set forth under that sub-heading that is not Pool Information shall not constitute Prepayment and Yield Information to the extent such information is inaccurate or misleading in any material respect as a result of it being based on Pool Information that is inaccurate or misleading in any material respect. "POOL INFORMATION" means the information furnished by magnetic tape, diskette or any other computer readable format, or in writing to the Underwriters by any CBA Party regarding the Mortgage Loans.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Manager, its directors, its officers who sign the Registration Statement, the Issuer Trustee and CBA and each person that controls a CBA Party or the Issuer Trustee within the meaning of Section 15 of the Securities Act and
Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the CBA Parties to each Underwriter, but only with reference to: (i) information relating to such Underwriter furnished to the CBA Parties in writing by such Underwriter expressly for use in the Registration Statement or the Prospectus, any amendment or supplement thereto; and (ii) the Computational Materials and ABS Term Sheets, if any, delivered to investors by such Underwriter, except to the extent of any errors in the Computational Materials or ABS Term Sheets that are caused by errors in the Pool Information.

     (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to subsection
(a) or (b) above, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding.

     In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless:

          (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary;

          (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; or

          (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

     It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Notes and such control persons of Underwriters shall be designated in writing by the Underwriters and any such separate firm for the Manager, its directors, its officers who sign the Registration Statement, CBA and the Issuer Trustee and such control persons of each of the Issuer Trustee and the CBA Parties shall be designated in writing by that party.

     The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this subsection (c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if:

          (iv) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request; and

          (v) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

     No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in subsection (a) or (b) above is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other hand from the offering of the Offshore Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the CBA Parties and the Issuer Trustee and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Offshore Notes. The relative fault of the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by a CBA Party or the Issuer Trustee or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The CBA Parties, the Issuer Trustee and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective principal amount of Offshore Notes set forth opposite their names in Schedule I hereto, and not joint.

     The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (e) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Issuer Trustee and the CBA Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Issuer Trustee or a CBA Party, its officers or directors or any other person controlling the Issuer Trustee or a CBA Party and (iii) acceptance of and payment for any of the Offshore Notes.

     (f) To the extent that any payment of damages by a CBA Party pursuant to subsection (a) above is determined to be a payment of damages pursuant to paragraph 15 of Guidance Note AGN 120.3- "Purchase and Supply of Assets (including Securities issued by SPVs)", being a Guidance Note to Prudential Standard APS 120- "Funds Management and Securitisation" or any successor thereto, such payment shall be subject to the terms therein (or the terms of any equivalent provisions in any successor of Prudential Standard APS 120).

     8. Termination. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Joint Book Runners, by notice given to the Issuer Trustee and each CBA Party, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the London Stock Exchange or the Australian Stock Exchange, (ii) trading of any securities of or guaranteed by the Issuer Trustee or any CBA Party shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Sydney or London shall have been declared by either United States Federal, New York State, Commonwealth of Australia, New South Wales State or United Kingdom authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Joint Book Runners, is material and adverse and which, in the judgment of the Joint Book Runners, makes it impracticable to market the Offshore Notes on the terms and in the manner contemplated in the Prospectus.

     9. Effectiveness of Agreement; Default of Underwriters. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

     If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offshore Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offshore Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offshore Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Offshore Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Offshore Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Joint Book Runners may specify, to purchase the Offshore Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Offshore Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Offshore Notes without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offshore Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offshore Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offshore Notes to be purchased on such date, and arrangements satisfactory to the Joint Book Runners and the Manager for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the CBA Parties and the Issuer Trustee. In any such case either the Joint Book Runners or the Manager shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. Expenses Upon Termination. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Issuer Trustee or a CBA Party to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer Trustee or a CBA Party shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the CBA Parties jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     11. Successors. This Agreement shall inure to the benefit of and be binding upon the CBA Parties, the Issuer Trustee, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Offshore Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     12. Certain Matters Relating to the Issuer Trustee.

     (a) The Issuer Trustee enters into this Agreement only in its capacity as Trustee of the Trust and in no other capacity. A liability incurred by the Issuer Trustee acting in its capacity as Issuer Trustee of the Trust arising under or in connection with this Agreement is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of Assets of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of this Agreement (other than section 12(c)) to the contrary and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

     (b) Each Underwriter and each of the CBA Parties may not sue the Issuer Trustee in respect of liabilities incurred by the Issuer Trustee, acting in its capacity as Issuer Trustee of the Trust, in any capacity other than as Issuer Trustee of the Trust including seeking the appointment of a receiver (except in relation to the Assets of the Series Trust), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee (except in relation to the Assets of the Trust).

     (c) The provisions of this section 12 will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Master Trust Deed, this Agreement or any other Transaction Document in relation to the Trust or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification or exoneration out of the Assets of the Trust, as a result of the Issuer Trustee's fraud, negligence or wilful default (as defined in the Series Supplement).

     (d) It is acknowledged that the Relevant Parties (as defined in the Series Supplement) are responsible under the Basic Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations and any breach of representations and warranties under this Agreement) will be considered fraudulent, negligent or a wilful default for the purpose of section 12(c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party (other than any person for whom the Issuer Trustee is responsible or liable for in accordance with any Transaction Document) to fulfill its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person.

     13. Actions by Representative; Notices. Any action by the Underwriters hereunder may be taken by the Joint Book Runners on behalf of the Underwriters, and any such action taken by the Joint Book Runners shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to Citigroup Global Markets Inc., 390 Greenwich Street, New York, NY 10013 (Facsimile No.: (212) 723-8591); Attention: Ted Yarbrough and Jeremy Ebrahim; Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005: (Facsimile
No.: (212) 797-5152); Attention: Timothy O'Toole; Nomura International plc, Nomura House, 1st Martin's-le-Grand, London, EC2A 4NP, United Kingdom (Facsimile
No.: 011 44 207 521 3488); Attention: John Darby and Credit Suisse First Boston LLC, 11 Madison Avenue, New York, NY 10010 (Facsimile No.:(212) 448-3675);
Attention: Caroline Owen. Notices to CBA and the Manager shall be given to it at Commonwealth Bank of Australia, Level 6, 48 Martin Place, Sydney, NSW, 2000 (Facsimile No.: (612) 9378-2481); Attention: Nigel Pickford, Group Treasury. Notices to the Issuer Trustee shall be given to it at Perpetual Trustees Australia Limited, Level 7, 9 Castlereagh Street, Sydney, NSW, 2000 (Facsimile
No.: (612) 9221-7870); Attention: Manager, Securitisation.

     14. Counterparts; Applicable Law. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

     15. Submission to Jurisdiction. Each of the CBA Parties and the Issuer Trustee submits to the non-exclusive jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the CBA Parties and the Issuer Trustee waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceedings any objection to the laying of the venue of any such suit, action or proceeding in any Federal or State court in the City, County and State of New York, United States of America. To the extent that each of the CBA Parties and the Issuer Trustee or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity from any legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the issuance of the Offshore Notes or this Agreement, each of the CBA Parties and the Issuer Trustee hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

     16. Appointments of Process Agent.

     (a) Each of the CBA Parties hereby designates and appoints Commonwealth Bank of Australia, 599 Lexington Avenue, New York, NY 10022 (Attention: Ian Phillips) (the "CBA Process Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of Commonwealth Bank of Australia, 599 Lexington Avenue, New York, NY 10022 (Attention: Ian Phillips) as such authorized agent shall become effective immediately without any further action on the part of the each of the CBA Parties. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 16 and reasonably satisfactory to the Joint Book Runners. If the CBA Process Agent shall cease to act as agent for service of process, each of the CBA Parties shall appoint, without unreasonable delay, another such agent, and notify the Underwriters of such appointment. Each of the CBA Parties represents to the Underwriters that it has notified the CBA Process Agent of such designation and appointment and that the CBA Process Agent has accepted the same in writing. Each of the CBA Parties hereby authorizes and directs the CBA Process Agent to accept such service. Each of the CBA Parties further agrees that service of process upon the CBA Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 16 shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

     (b) The Issuer Trustee hereby designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011 (the "IT Process Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action on the part of the Issuer Trustee. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 16 and reasonably satisfactory to the Joint Book Runners. If the IT Process Agent shall cease to act as agent for service of process, the Issuer Trustee shall appoint, without unreasonable delay, another such agent, and notify the Underwriters of such appointment. The Issuer Trustee represents to the Underwriters that it has notified the IT Process Agent of such designation and appointment and that the IT Process Agent has accepted the same in writing. The Issuer Trustee hereby authorizes and directs the IT Process Agent to accept such service. The Issuer Trustee further agrees that service of process upon the IT Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 16 shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

     17. Currency Indemnity. The obligations of the parties to make payments under this Agreement are in U.S. dollars. Such obligations shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than U.S. dollars or any other realization in such other currency, whether as proceeds of set-off security, guarantee, distributions, or otherwise, except to the extent to which such tender recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the U.S. dollars expressed to be payable under this Agreement. The party liable to make such payment agrees to indemnify the party which is to receive such payment for the amount (if any) by which the full amount of U.S. dollars exceeds the amount actually received, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of U.S. dollars expressed to be payable under this Agreement shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York of the business day preceding that on which the judgment becomes a final judgment or, if such noon buying rate is not available, the rate of exchange shall be the rate at which in accordance with normal banking procedures the Joint Book Runners could purchase United States dollars with such foreign currency on the business day preceding that on which the judgment becomes a final judgment.

     If the foregoing is in accordance with your understanding, please sign and return the enclosed counterparts hereof.

                                    Very truly yours,

                                    COMMONWEALTH BANK OF
                                    AUSTRALIA


                                    By:_________________________________________
                                       Name:
                                       Title:


                                    SECURITISATION ADVISORY
                                    SERVICES PTY LIMITED


                                    By:_________________________________________
                                       Name:
                                       Title:


                                    PERPETUAL TRUSTEE COMPANY
                                    LIMITED in its capacity as Trustee of
                                    the Trust


                                    By:_________________________________________
                                       Name:
                                       Title:

Accepted: March __, 2004

CITIGROUP GLOBAL MARKETS INC.


By:___________________________
     Name:
     Title:





DEUTSCHE BANK SECURITIES INC.


By:___________________________
     Name:
     Title:



NOMURA INTERNATIONAL PLC


By:___________________________
     Name:
     Title:


COMMONWEALTH BANK OF AUSTRALIA


By:___________________________
     Name:
     Title:


CREDIT SUISSE FIRST BOSTON LLC


By:___________________________
     Name:
     Title:

                                                                      SCHEDULE I
                                                                      ----------






                                                                       PRINCIPAL AMOUNT OF
UNDERWRITER                                                            SECURITIES TO BE PURCHASED
                                                                       --------------------------


  Citigroup Global Markets Inc....................................     US$  390,000,000      (euro)150,000,000
  Deutsche Bank Securities Inc....................................     US$  195,000,000      (euro)175,000,000
  Nomura International plc........................................     US$  390,000,000      (euro)125,000,000
  Commonwealth Bank of Australia..................................     US$  195,000,000      (euro)          0
  Credit Suisse First Boston Corporation LLC .....................     US$  130,000,000      (euro) 50,000,000
                                                                       ================      =================
                                              Total...............     US$1,300,000,000      (euro)500,000,000

                                                                     SCHEDULE II
                                                                     -----------

                List of 128F(9) Associates of the Issuer Trustee
                ------------------------------------------------


Perpetual Trustees Australia Ltd
Perpetual Trustee Company Ltd
Perpetual Trustees Nominees Ltd 000
Perpetual Custodians Ltd
Perpetual Trust Services Limited (formerly Perpetual Trust Limited)
Hunter Nominees Pty Ltd
PT Limited
Perpetrust Nominees Pty Ltd
Perpetual Property Services Australia Pty Ltd (formerly Perpetual Australia Property Services (NSW) Pty Limited)
Perpetual Service Network Pty Limited
Australian Trustees Limited
Commonwealth Trustees Pty Limited
Investor Marketplace Limited
Perpetual Australia Property Services (Canberra) Pty Ltd
Perpetual Australia Property Services (QLD) Pty Limited
Perpetual Australia Property Services (SA) Pty Limited
Perpetual Australia Pty Limited
Perpetual Investment Management Limited (formerly Perpetual Management Limited Perpetual Nominees Limited (formlery P. T. A. Nominees Limited)
Perpetual Services Pty Limited
Perpetual Trustees S A Limited
Queensland Trustees Pty Limited
Perpetual Fund Services Limited
Australian Trustees Ltd Commonwealth Trustees Pty Ltd
Perpetual Services Pty Ltd (formerly Perpetual Nominees Pty Ltd)
Perpetual Trustees SA Ltd
Perpetual Superannuation Limited Perpetual Assets Pty Ltd
Perpetual Asset Management Ltd
Perpetual Trustees Victoria Ltd
Perpetual Executors Nominees Ltd
Midway Nominees Pty Ltd
Perpetual Australia Property Services (VIC) Pty Ltd# (formerly Queenstreet Properties Pty Limited)
Corbun Nominees Pty Ltd *
Perpetual Trustees Queensland Ltd
Perpetual Trustee Company (Canberra) Ltd
Charleville Leasing Ltd
Perpetual Trustees W.A. Ltd
Francine Holdings Pty Ltd *

Perpetual Australia Property Services (WA) Pty Ltd (formerly Perpetual Property Agency Pty Limited)
Perpetual Custodians WA Pty Ltd
Terrace Guardians Ltd
Selwest Pty Ltd
WA Trustee Nominees Pty Ltd *
Wilson Dilworth Limited
Wilson Dilworth Finance Pty Limited
Wilson Dilworth Partnership Pty Ltd

Former AXA companies:
Perpetual Trustees Consolidated Limited (formerly AXA Trustees Limited) Perpetual Nominees (Canberra) Limited (formerly N. M. L. Nominees (Canberra) Limited)
Perpetual Custodian Nominees Pty Ltd (formerly T & G Guardian Corporation Pty
Ltd)
Perpetual Victoria Nominees Pty Ltd (formerly National Trustees Nominees Proprietary Limited)

Associate Companies:
ASX Perpetual Registrars Limited
Perpetual James Fielding Ltd (formerly ACT Nominees Limited)

                                                                    SCHEDULE III
                                                                    ------------

                  List of 128F(9) Associates of the CBA Parties
                  ---------------------------------------------


101 Collins Street No 1 Pty Limited
101 Collins Street No 2 Pty Limited
101 Collins Street No 3 Pty Limited
101 Collins Street No 4 Pty Limited
11 Exhibition Street No 1 Pty Limited
11 Exhibition Street No 2 Pty Limited
11 Exhibition Street No 3 Pty Limited
11 Exhibition Street No 4 Pty Limited
155 Macquarie Street Pty Limited
155 Macquarie Street Holdings Pty Limited
158 Ferny Avenue Holdings II Pty Limited
158 Ferny Avenue Pty Limited
30 Pitt Street Pty Limited
515 Queen Street Pty Limited
Five D Holdings Pty Ltd
Five D Property Management (NSW) Pty Ltd
60 Margaret Street No 1 Pty Limited
60 Margaret Street No 2 Pty Limited
Asset Backed Investments S.A.
ACAPM Pty. Limited
ACAPM Holdings A Pty. Limited
ACAPM Holdings B Pry. Limited
A.C.N. 080 183 071 Pty Ltd
A.C.N. 080 182 163 Pty Ltd
Australian Company Number 002 680 471 Pty Limited
(In liquidation) Australian Company Number 000 252 488 Limited
(In liquidation) A.C.N. 007255521 Pty Ltd
A.C.N. 080 182 529 Pty Ltd
(In liquidation) Australian Company Number 008 521 579 Pty Limited A.C.N. 080 182 618 Pty Ltd
A.C.N. 080 159 762 Pty Ltd
A.C.N. 090 916 813 Pty Limited
A.C.N. 090 916 831 Pty Limited
A.C.N. 090 916 840 Pty Limited
A.C.N. 080 182 878 Pty Ltd
(In liquidation) A.C.N. 004 929 962 Pty Ltd
AEFC Investments Pty Limited
Aegis Limited
(In liquidation) Aetna Properties Ltd
AFS Life Finance Pty Limited
AFS Support Services Pty Ltd
AGAL Holdings Pty. Limited

Antarctic Shipping Pty. Ltd.
Asia Pacific Receivables Corporation Limited
(In liquidation) Aquashell Pty. Limited
Aquasten Pty. Ltd.
Armraynald Investments Pty Limited
ASB Bank Limited ASB Capital Limited
ASB Finance Limited
ASB Group (Holdings) Limited
ASB Group Limited ASB Group (Life)
Limited ASB Holdings Limited
ASB Investments Limited
ASB Management Services Limited
ASB Nominees Limited
ASB Properties Limited
ASB Smart Cards Limited
ASB Securities Limited
Aurora Place Holdings Pty Limited
Australian Bank Limited
Australian TIC Management Pty Limited
Altona V6 Pty Limited
Avanteos Broking Services Pty Limited
Avanteos Group Pty Ltd
Avanteos Investments Limited
Avanteos Pty Limited
Banner Consultancy Services Limited
Bao Minh CMG Life Insurance Company Limited
BDSC Pty Limited
Bennelong Centre Pty Ltd
Balga Pty Ltd
Binya Pty Limited
Broadcasting Infrastructure Pty Limited
Brookhollow Ave Pty Limited
Burdekin Investments Limited
Colonial Assurance Company of Australia and New Zealand Pty Ltd
Colonial Agricultural Company Limited
Colonial Asset Finance Pty Ltd
Colonial AFS Services Pty Ltd
Colonial Asset Management Limited
Colonial Australian Superannuation Ltd
Commonwealth Bank of Australia CBA Asia Limited
CBA Capital Holdings Inc.
CBA Corporate Services (VIC) Pty Limited f
CBA (Delaware) Finance Inc.

CBA Dairy Leasing Limited
CBA (Europe) Finance Limited
CBA FUNDING HOLDINGS PTY LTD CBAFNZL
CBA Funding (NZ) Limited
CBA International Finance Pty. Limited
CBA Indemnity Co. Pty Limited
CBA Investments (No 2) Pty Limited
CBA Investments (No.4) Limited
CBA IT Co Pty Limited
CBA IT Leasing (UK) Limited
CBA Investments Limited
CBA Leasing (No.2) Pty. Limited
CBA MTE RAIL COMPANY PTY LIMITED
CBA Corporate Services (NSW) Pty Limited
CBA Rail & Tram Company Pty Limited
CBA Specialised Financing Limited
CB-CLARI Pty Limited
CB-CLAS Limited
CB-CLA Limited
CB-CLFIA Limited
CB-CLHA Limited
CB-CLMM Limited
CB-CLPF Limited
CB-CLPSG Limited
CB-CLRA Pty Limited
CB-CLSA Limited
CBFC Leasing Pty Limited
CBFC Properties Pty Limited
CBFC Limited
CB-KNSN Pty Limited
CB-MN Pty Limited
CC No.1 Pty Limited
CC No.2 Pty Limited
Commonwealth Capital Limited
Commonwealth Capital Corporation Limited
CCC Commercial Pty Ltd
CC Holdings No.1 Pty Limited
CC Holdings No.2 Pty Limited
Commonwealth Custodial Services Limited
Commonwealth Custodial Services (New Zealand) Limited
CC Group Holdings Pty Ltd
Commonwealth Development Bank of Australia Limited
Colonial e.Com Ltd
Colonial Employee Share Plan Pty Ltd
Colonial Finance (Australia) Ltd
Colonial Financial Corporation Limited

Colonial (Finwiz) Holdings Services Ltd
Colonial Finance Limited
Colonial Fiji Life Limited
Commonwealth Fleet Lease Pty. Limited
Commonwealth Funds Management Limited
Colonial Financial Management Limited
Commonwealth Financial Planning Limited
Commonwealth Financial Solutions Pty Limited
Colonial First State Fund Services Ltd
Colonial First State Fund Managers (UK) Limited
Colonial First State Group Limited
Colonial First State International Assets Limited
Colonial First State Investments (Fiji) Limited
Colonial First State Investments Limited
Colonial First State Investment Managers (NZ) Limited
Colonial First State Investment Managers (UK) Limited
Colonial First State Investments (NZ) Limited
Colonial First State Limited
CFS Managed Property Limited
Colonial First State Property Aggregated Limited
Colonial First State Property Funds Management Ltd
Colonial First State Property Holdings No 2 Pty Ltd
Colonial First State Property Holdings No 3 Pty Ltd
Colonial First State Projects Pty Ltd
Colonial First State Property Investment Limited
Colonial First State Property Limited
Colonial First State Property (NZ) Limited
Colonial First State Property Retail Pty Limited
Colonial First State (UK) Holdings Limited
Commonwealth Group Pty Limited
Colonial Holding Company Limited
Colonial Holding Company (No 2) Pty Limited
Colonial Health Care (Fiji) Limited
(In liquidation) CMG CH China Investments Limited
CMG CH China Funds Management Pty Limited
CHINALIFE China Life-CMG Life Assurance Company Limited
Chullora Equity Investment (No 1) Pty Limited
Chullora Equity Investment (No 2) Pty Limited
Chullora Equity Investment (No 3) Pty Limited
Commonwealth Investments Pty Limited
Colonial International Factors Pty Limited
Commonwealth Insurance Holdings Limited
Colonial Investments Holding Pty Limited
Commwealth International Holdings Pty Ltd
Commonwealth Insurance Limited
Colonial Investment Services Ltd

Colonial Insurance Services Pty Ltd
CISL (Hazelwood) Pty. Limited
Commonwealth Investment Services Limited
Clearwater Services Limited
Colonial LGA Holdings Limited
Commonwealth Life Limited
Colonial Mutual Deposit Services Ltd
Colonial Mutual Funds Limited
CMG Asia Limited
CMG Asia Life Holdings Limited
CMG Asia Pty Ltd
CMG Asia (Philippines) Holdings Limited
CMG Asia Pensions & Retirement Limited
CMG Asia Trustee Company Limited
Commonwealth Managed Investments Limited
The Colonial Mutual Life Assurance Society Ltd
Colonial Mutual Property Group Pty Ltd
CM Somerton Pty Ltd
Colonial Mutual Superannuation Pty Ltd
Colonial Net Limited
Colonial Nominees No.3 Fund Pty Limited
Cammeray Opportunistic Investment Company Pty Limited
Collateral Leasing Pty Limited
Colonial Limited
Colonial UK Staff Pension Trustees Limited
CommFoundation Pty Ltd
(In liquidation) Commonwealth Securities (Japan) Pty Limited
Comsec Nominees Pty Limited
Commonwealth Securities Limited
Comsec Trading Limited
(In liquidation) Continental Assurance Pty Ltd
Colonial PCA Pty Ltd
Colonial PCA Holdings Pty Ltd
Colonial PCA Properties Ltd
Colonial PCA Services Ltd
Colonial Protection Insurance Pty Limited
Colonial Property Management (Qld) Pty Ltd
Colonial Property Management (SA) Pty Ltd
Colonial Property Management (Vic) Pty Ltd
Colonial Property Management (WA) Pty Ltd
Commonwealth Property Pty Limited
Colonial Portfolio Services Limited
Central Real Estate Holdings Corp
Colonial South Australia Limited
Colonial Services (Fiji) Limited
Colonial Statutory Funds Management Limited

CSI Services (UK) Limited
Colonial State Residual (No.1) Pty Ltd
Colonial State Residual (No.2) Pty Ltd
Colonial Superannuation Services Limited
CST Securitisation Management Limited
Colonial Services Pty Limited
CTB Australia Limited
Colonial Trade Services (Hong Kong) Limited
Colonial Tasman Pty Ltd
Cunningham Stewart Ivory Limited (#see notes)
Custodial Nominees Limited
Cyberlynx Procurement Services Pty Limited
Darontin Pty. Ltd.
DBCV Pty Limited
Direct Australian Pty. Limited
Emerald Holding Company Limited
Fazen Pty Ltd
Freshwater Commercial No.1 Pty Limited
First Custodial Services Pty Ltd
Freshwater Holding No 1 Pty Limited
Financial Solutions Limited
First Australian Pty Limited
Fleet Care Services Pty Ltd
Fouron Pty Ltd
First State (Hong Kong) LLC
First State Investments (Bermuda) Limited
First State Investments (Hong Kong) Limited
First State Investments Holdings (Singapore) Limited
First State Investments (IntI) Limited
First State Investments International Limited
First State Investments (Jersey) Limited
First State Investment Managers (Asia) Limited
First State Investment Management (UK) Limited
First State Investments (Nominees) Limited
First State Investment Services (UK) Limited
First State Investments (Singapore)
First State Investments (UK Holdings) Limited
First State Investments (UK) Limited
First State Nominees (Hong Kong) Limited
Franchise Services (NZ) Limited
Fort Street Properties Limited
Financial Wisdom Limited
ACN 003 776 789 Pty Limited
Gold Star Mortgage Management Pty Ltd
GT Funding No.1 Pty Limited
GT Qperating No.l Pty Limited

Harford Pty Limited
HFV6 Pty Limited
Hotel Gold Coast Pty Limited
Hotel Holdings & Services Pty Limited
HIC Finance Pty Limited
Hazelwood Investment Company Pty Limited
Hildon Holdings Limited
Hildon Investments Limited
Homepath Pty Limited
Investment Custodial Services Limited
IDDI (No.1) Limited
IDDI (No.2) Limited
IDI (No.1) Limited
IDI (No.2) Limited
Infravest (No 1) Limited
Infravest (No 2) Limited
(In liquidation) Investors Life Insurance Co. of Australia Pty Limited Investment Co Pty Ltd
IT Fleet NZ (No.2) Limited
IT Fleet NZ Limited
IT Receivables (UK) Limited
Jacques Martin Pty Ltd
Jacques Martin Administration and Consulting Pty Ltd
Jacques Martin New Zealand Limited
King's Ferry Holdings Limited
King's Ferry Investments Limited
Keystone Financial Services Ltd
Kiwi Home Loans (NZ) Limited
Kiwi Income Properties Limited
Kiwi Property Holdings Limited
Kiwi Property Management Limited
Lazarose Pty Ltd
LG Inc.
Lidcombe Opportunistic Investment Company Pty Limited
Lonex Pty Limited
Leaseway Transportation Pty Limited
Lyrech Pty Limited
McCaig Investments Limited
M-LandPtyLtd
MMAL Fleet Lease Arranger Pty Ltd
Monyork Pty Limited
Moonee Ponds Opportunistic Investment Company Pty Limited
MTE Debt Vehicle Pty Limited
MTE Lessor 1 Pty Limited
MTE Lessor 2 Pty Limited
MTE Lessor 3 Pty Limited

MTE Lessor 4 Pty Limited
MTE Lessor 5 Pty Limited
MTE Nominee Partner Pty Limited
National Bank of Fiji (tlas Colonial National Bank)
Netbills Limited
Nimitz Nominees Pty Ltd
October Nominees Pty. Limited
Opportunistic Holding Company Pty Limited
Onslow Properties Pty Ltd
OPHCO Nominees No 1 Pty Limited
OPHCO Nominees No 2 Pty Limited
P. and B. Properties Pty Ltd
Preferred Capital Limited
Point Cook Opportunistic Investment Company Pty Limited
Perpetual Stock Pty Limited
PFM Holdings Pty Ltd
Pharmacy Finance Ltd
Prime Investment Entity Limited
ACN 002 867 512 Pty Limited
Pontoon (Funding) PIc
Padang Pty Ltd
PPS Nominees Pty Limited
PPTV Pty. Ltd.
ACN 079 924 986 Pty Limited
PT Astra CMG Life
PT Bank Commonwealth
PT First State Investments Indonesia
Puerto Limited
Ranec Pty Limited
Retail Investor Pty. Limited
Riley International Limited
Riley Investments Limited
RMS Properties Limited
Roodhill Nominees Limited
RVG Administration Company Pty Limited
South Australian Fleet Lease Arranger Pty Ltd
SBN Nominees Pty Ltd
S.B.T Properties Pty Ltd
SBV Nominees Limited
Share Direct Nominees Pty Limited
Securitisation Advisory Services Pty. Limited
Securitisation Custodian Pty Limited
Senbary Pty Limited
Share Investments Pty Limited
Security Holding Investment Entity Linking Deals Ltd
Senator House Investments (UK) Limited

Stockbridge Holdings Limited
Cyberlynx Supplier Hub Pty. Limited
Stewart Ivory & Company Limited
SIP RAILWAY NO.1 PTY LIMITED
SIP RAILWAY NO.2 PTY LIMITED
SI Group ESOP Trustee Limited
SI Holdings Limited
Stewart Ivory Nominees Limited
(In liquidation) Superannuation & Investment Research Pty Limited
State Nominees Limited
Sovereign Assurance Company Limited
Sovereign Financial Services Limited
Sovereign Group Limited
Sovereign House Limited
Sovereign Limited
Sovereign Services Limited
Sovereign Superannuation Trustees Limited
Sovereign Superannuation Funds Limited
Sovereign Superannuation Executors Limited
Sparad (No.21) Pty Limited
Sparad (No.24) Pty. Limited
Sparad (No.26) Pty Limited
Sparad (No.30) Pty. Limited
Sylvia Park Business Centre Limited
SPC1 Pty. Ltd.
SPC2 Pty. Ltd.
Surfers Paradise Resort Hotel Pty Limited
SST (2002) Limited
Southcap Pty Limited
Super Trustees of New Zealand Limited
Sovereign Trustee Services (NZ) Limited
Tankstream Rail (BY -1) Pty Limited
Tankstream Rail (BY -2) Pty Limited
Tankstream Rail (BY -3) Pty Limited
Tankstream Rail (BY -4) Pty Limited
Tankstream Rail (SW-1) Pty Limited
Tankstream Rail (SW-2) Pty Limited
Tankstream Rail (SW-3) Pty Limited
Tankstream Rail (SW-4) Pty Limited
Tankstream Rail (Victoria) Pty Limited
ACN 077 306 319 Pty Limited
ACN 010 488 687 Limited
ACN 050 816 290 Pty Limited
ACN 067 817 134 Pty Limited
Tactical Global Management Limited
Tracker Index Management Limited

Vanoti Pty Ltd
Very Fast Turbines Pty Limited
Victorian Fleet Lease Arranger Pty Limited
Viracocha (Australia) Pty Limited
Visa New Zealand Limited
(In liquidation) Windsor Bartholomew Services Pty Limited
Westside Properties Limited
Wezen Pty Ltd
Whitcomb Company
 Colonial First Conservative Fund
Colonial First State Balanced Fund
Colonial First State Diversified Fund
Colonial First State High Growth Fund
Colonial First State Australian Fund
Colonial First State Imputation Fund
Colonial First State Future Leaders Fund
Colonial First State Developing Companies Fund
Colonial First State Geared Share Fund
Colonial First State Global Share Fund
Colonial First State Geared Global Share Fund
Colonial First State Global Resources Fund
Colonial First State GTAC Fund
Colonial First State GHAB Fund
Colonial First State Property Securities Fund
Colonial First State Income Fund
Colonial First State Cash Fund
Colonial First State Diversified Balanced Fund
Colonial First State World Equities TAA Fund
Colonial First State Wholesale Conservative Fund
Colonial First State Wholesale Conservative Growth Fund
Colonial First State Wholesale Balanced Fund
Colonial First State Wholesale Diversified Fund
Colonial First State Wholesale Diversified Fund
Colonial First State Wholesale High Growth Fund
Colonial First State Wholesale Australian Share Fund
Colonial First State Wholesale Imputation Fund
Colonial First State Wholesale Leaders Fund
Colonial First State Wholesale Sector Neutral Fund
Colonial First State Wholesale Industrial Share Fund
Colonial First State Wholesale Geared Share Fund
Colonial First State Wholesale Global Share Fund
Colonial First State Wholesale Geared Global Share Fund
Colonial First State Wholesale Global Resources Fund
Colonial First State Wholesale GTAC Fund
Colonial First State Wholesale GHAB Fund
Colonial First State Wholesale Property Securities Fund

Colonial First State Wholesale Income Fund
Colonial First State Wholesale Short Term Aust. Bond Fund
Colonial First State Wholesale Australian Bond Fund
Colonial First State Wholesale Corporate Debt Fund
Colonial First State Wholesale Div. Fixed Interest Fund
Colonial First State Wholesale High Yield Fund
Colonial First State Wholesale Cash Fund
Colonial First State Wholesale Capital Secure Fund
Colonial First State Wholesale World Equities Fund
Colonial First State Wholesale Americas Equities Fund
Colonial First State Wholesale Pan-European Equities Fund
Colonial First State Wholesale Japanese Equities Fund
Colonial First State Wholesale Asian Equities Fund
Colonial First State Wholesale Global Bond Fund
Colonial First State Wholesale International High Yield Fund
Colonial First State Cash Management Trust
Colonial First State Premier Cash Management Trust
Colonial First State Wholesale Guaranteed Mortgage Fund
CFS Wholesale Long Short Share Strategies Fund
CFS Wholesale Fixed Interest Strategies Fund
CFS Wholesale Tactical Strategies Fund
CFS Wholesale Relative Value Share  Strategies Fund
CFS Wholesale Global Diversified Strategies Fund
CFS Global Diversified Strategies Fund
CFS Wholesale Long Short Share Strategies Fund (No. 2)
CFS Wholesale Fixed Interest Strategies Fund (No. 2)
CFS Wholesale Tactical Strategies Fund (No. 2)
CFS Wholesale Relative Value Share  Strategies Fund (No. 2)
CFS Diversified Private Equity Fund
Commonwealth Pension Select G3X
Commonwealth Pension Managed M3X
Commonwealth Conservative Managed Super Option (BT and Credit Suisse) CIHL Shareholders Fund
CHIL Stat Fund 01
CIHL1X Stat Fund
Commonwealth Pension Select Cap 3EX
Commonwealth Share Fund Aggressive 3FL
Commonwealth Pension Select Share 3FX
Commonwealth Wholesale Conservative 3UL
Commonwealth Pension Conservative 3UX/4UL
Commonwealth Balanced 3VL
Commonwealth Pension Balanced 3VX/4V
Commonwealth Diversified 3WL
Commonwealth Pension Diversified 3WX/4W
Commonwealth Capital Defensive 3EL
Commonwealth Life Ltd 00L

Commonwealth Statutory Fund 1
Commonwealth Statutory Fund 2
Commonwealth Statutory Fund 3
Commonwealth Statutory Fund 4
Commonwealth Statutory Fund 5
Commonwealth Statutory Fund 5X
Commonwealth Pension Select Balanced B3X
Commonwealth Balanced B3
Commonwealth Capital C1
Commonwealth Capital C3
Commonwealth Pension Capital C3X
Commonwealth Growth G3
Commonwealth Manged M3
Commonwealth Savings R3
Commonwealth Australian Shares S3L
Commonwealth Shareholders Fund
Commonwealth Managed Growth EG
Commonwealth Shares Fund ME
Commonwealth Aggressive ET
Commonwealth Credit Suisse Pension 3LX
Commonwealth Credit Suisse 3LL
Commonwealth Perpetual Split Growth 3NL
Commonwealth Pension Perpetual 3NX/4N
Commonwealth ING W/Sale Balanced 3IX
Commonwealth ING W/Sale 3IL
Commonwealth Manged M1
Commonwealth Pension Select R3X
Commonwealth Pension AE S3X
Commonwealth Pension Perpetual Balanced  3RX/4R
Commonwealth Perpetual Balanced Growth 3RL
Commonwealth Rothschild 3ML
Commonwealth Pension Rothschild 3MX/4M
CMLA Market Linked Australian Sector Neutral Fund
CMLA Market Linked Australian Small Cap Fund
CMLA Global Resources Fund
CMLA Property Securities Fund
CMLA International Share Fund
CPSL Global Resources Trust
CFCL Global Resources Fund (ex L&G)
Statutory Cash Fund
Statutory Fixed Interest Fund
Statutory Annuity Investments Fund
CFCL Statutory Fund Options Trust
CMLA Statutory Fund Options Trust
Colonial Mortgage Trust
Colonial Annuity Mortgage Trust

CFCL North Terrace No. 1
CFCL North Terrace No. 2
CFCL Statutory Fund No. 5
CFCL Structured Investment Fund
CFCL Property Securities (Superannuation Business)
Fund - originally Legal & General Listed Properties
Trust No. 1)
CFCL Market Linked Australian Industrial Share
(Superannuation Business) Fund - originally Legal & General Private Equity Small Cap No. 1)
CFCL Non Market Linked Australian Industrial Share
(Ordinary Business) Fund - originally Legal & General Private Equity Trust
No. 2)
Wholesale World Equity Fund
CLL-Statutory Fund Number 1
CLL -M1
CLL-C1
CLL-Statutory Fund Number 2
CLL-Statutory Fund Number 3
CLL-B3
CLL-G3
CLL-C3
CLL-Statutory Fund Number 4
CLL-Statutory Fund Number 5
Commonwealth Insurance Holdings Ltd Stat Fund No.1
Private Investor Fund 1
Colonial Agricultural Fund
Commonwealth Investment Funds
Commonwealth Income Fund
Commonwealth Balanced Fund
Commonwealth Growth Fund
Commonwealth Australian Share Fund
Commonwealth Share Income Fund
Commonwealth Property Securities Fund
Commonwealth International Share Fund
Commonwealth Asia Pacific Share Fund
Commonwealth Bond Fund
Commonwealth Cash Management Trust
Commonwealth Diversified Share Fund
Commonwealth International Real Estate Trust
Commonwealth Property Fund
Commonwealth Property Hotel Fund
CPHF Investment Fund
CPHF Investment Fund No 2
Commonwealth Property Investment Trust
Colonial First State Property Opportunistic Partnership No.1
Direct Property Investment Fund
Direct Property Investment Fund

Direct Property Pool
International Private Equity Real Estate Fund
Private Property Syndicate
CFS Gandel Retail Trust
Commonwealth Property Office Fund

                                TABLE OF CONTENTS

                                                                                                               PAGE

1.       Purchase and Sale.......................................................................................3

2.       Offering................................................................................................3

3.       Delivery and Payment....................................................................................3

4.       Representations and Warranties..........................................................................4

         I.       Representations and Warranties of the Issuer Trustee...........................................4

         II.      Representations and Warranties of the CBA Parties..............................................6

         III.     Representations and Warranties of the Manager..................................................9

5.       Covenants and Agreements...............................................................................11

         I.       Covenants and Agreements of the Issuer Trustee................................................11

         II.      Covenants and Agreements of the CBA Parties...................................................12

         III.     Selling Restrictions..........................................................................16

         IV.      Manager Direction to Issuer Trustee...........................................................18

         V.       Covenants and Agreements of the Underwriters..................................................18

6.       Conditions to the Obligations of the Underwriters......................................................22

7.       Indemnification and Contribution.......................................................................24

8.       Termination............................................................................................29

9.       Effectiveness of Agreement; Default of Underwriters....................................................29

10.      Expenses Upon Termination..............................................................................30

11.      Successors.............................................................................................30

12.      Certain Matters Relating to the Issuer Trustee.........................................................30

13.      Actions by Representative; Notices.....................................................................31

14.      Counterparts; Applicable Law...........................................................................31

15.      Submission to Jurisdiction.............................................................................31

16.      Appointments of Process Agent..........................................................................32

17.      Currency Indemnity.....................................................................................33




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